UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2021

MOBILESMITH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

5400 Trinity Rd., Suite 208 Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

855-516-2413
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2021, Randy Tomlin and Chanan Epstein submitted notice of their resignations as members of the Board of Directors (the "Board") of MobileSmith, Inc. (the "Company") effective immediately. Neither Mr. Tomlin nor Mr. Epstein sat on any committees of the Board as the Board does not currently consist of any committees. During their tenure, both Mr. Tomlin and Mr. Epstein contributed to the strategy and development of Company's philosophy, market and products.

Mr. Tomlin’s and Mr. Epstein's resignations were not a result of any disagreements with the Company, the Board, or the Company’s independent auditor with respect to the Company’s operations, policies or practices. Their resignations were in recognition of the Company’s need to recruit to new members to the Board with significant expertise in the Healthcare and Healthcare Payer industries. The Board intends to begin seeking such candidates in the upcoming months. The Company’s belief is that such new Board members will enable the Company to continue development of a comprehensive suite of products for the industry and to establish necessary relationships to emerge as a recognized leader the Healthcare and Healthcare Payer industries while delivering shareholder value.

Copies of Mr. Tomlin’s and Mr. Epstein's resignation letters dated February 1, 2021 are attached to this Current Report on Form as Exhibits 99.1 and 99.2, respectively.

In connection with their resignations from the Board, both Mr. Tomlin and Mr. Epstein entered into letter agreements with the Company dated as January 29, 2021 (collectively, the "Letter Agreements") The letter agreements are effective from February 1, 2021 to December 31, 2021 and provide that Mr. Tomlin and Mr. Epstein will serve as advisors to the Company as requested by the Company, potentially including (i) corporate strategy, and marketing and business development and (ii) use their contacts to connect the Company with high level customers, strategic partners and/or potential acquirers. The Letter Agreements do not provide for any cash compensation to Mr. Tomlin or Mr. Epstein, provided, however, options to purchase shares of the Company’s common stock previously issued to Mr. Tomlin and Mr. Epstein pursuant to the MobileSmith Inc. 2016 Equity Compensation Plan remain in effect, subject to the terms of the respective stock option agreement. As of the date hereof, Mr. Tomlin has fully vested options to purchase up to 468,860 shares of common stock and Mr. Epstein has options to purchase up to 620,000 shares of common stock, of which 169,250 are fully vested with the remaining portion to continue to vest as set forth in the original option agreement.

The foregoing description of the Letter Agreements by the Company do not purport to be complete and are qualified in their entirety by reference to the full text of the Letter Agreements which are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit
    99.1 Letter agreement between MobileSmith, Inc. and Randy Tomlin dated January 29, 2021.
99.2 Letter agreement between MobileSmith, Inc. and Chanan Epstein dated January 29, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2021	Company Name: MobileSmith Inc.

By: /s/ Gleb Mikhailov
Gleb Mikhailov
Chief Financial Officer